Exhibit 9(a)

                          THE HIGHLAND FAMILY OF FUNDS
                            ADMINISTRATION AGREEMENT


      AGREEMENT made the 14th day of March, 1997, between The Highland Family of Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts with its principal place of business at Two Portland Square, Portland, Maine 04101 and Forum Administrative Services, LLC (the "Administrator"), a limited liability corporation organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue its shares of beneficial interest, par value $0.0001 per share (the "Shares"), in separate series and classes; and

      WHEREAS, the Trust desires that the Administrator perform administrative services for series of the Trust now existing or that in the future may be created, and for classes that may in the future be created in each of the separate investment portfolios of the Trust as listed on Schedule A hereto, as it may be amended from time to time (each a "Fund" and, collectively, the "Funds"), and the Administrator is willing to provide those services on the terms and conditions set forth in this Agreement;

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Administrator do hereby agree as follows:

      SECTION 1.  APPOINTMENT

      The Trust hereby appoints the Administrator, and the Administrator hereby agrees, to act as administrator of the Trust for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to the Administrator copies of its Declaration of Trust and Bylaws, the Trust's Registration Statement and all amendments thereto filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of each Fund

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(collectively, as currently in effect and as amended or supplemented, the
"Prospectus") and shall promptly furnish the Administrator with all amendments of or supplements to the foregoing.

      SECTION 2.  ADMINISTRATIVE DUTIES

      (a) Subject to the direction and control of the board of trustees of the Trust (the "Board"), the Administrator shall manage all aspects of the Trust's operations with respect to the Funds except those which are the responsibility of Highland Investment Group L.P., or any other investment adviser to a Fund or the Funds (the "Adviser").

      (b) With respect to the Trust or each Fund, as applicable, the Administrator shall:

      (i) at the Trust's expense, provide the Trust with, or arrange for the provision of, the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this Section 2(b) as are necessary to provide effective operation of the Trust;

     (ii) oversee (A) the preparation and maintenance by the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant (or if appropriate, prepare and maintain) in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law; (B) the reconciliation of account information and balances among the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares; (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the Shares;

    (iii) oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds;

     (iv) file or oversee the filing of each document required to be filed by the Trust in electronic format with the SEC;


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      (v)  be responsible for and assist in the preparation and the printing of the periodic updating of the Registration Statement and Prospectus;

     (vi) prepare and file or oversee the preparation and filing of the Trust's tax returns;

    (vii) oversee the preparation of financial statements and related reports to the Trust's shareholders, the SEC and state and other securities administrators;

   (viii) be responsible for and assist in the preparation of proxy and information statements and any other communications to shareholders;

     (ix) at the request of the Board, provide the Trust with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Trust;

      (x) assist the Adviser in monitoring Fund holdings for compliance with Prospectus investment restrictions and assist in preparation of compliance reports;

     (xi) prepare, file and maintain the Trust's governing documents, including the Declaration of Trust, the Bylaws and minutes of meetings of trustees and shareholders;

    (xii) with the cooperation of the Trust's counsel, the Adviser, the officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board;

   (xiii) maintain the Trust's existence in good standing under applicable state law;

    (xiv) ensure that such Shares are properly and duly registered with the SEC and oversee the registration, or preparation of applicable filings with respect to the Shares with the various state and other securities commissions and the monitoring of sales of Shares;

     (xv) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;


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    (xvi)  oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), and satisfy the diversification requirements applicable to insurance products under the Code, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

   (xvii) advise the Trust and the Board on matters concerning the Trust and its affairs;


  (xviii) calculate, review and account for Fund expenses, report on Fund expenses on a periodic basis and pay all Fund bills;

    (xix) prepare Fund budgets, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

     (xx)  prepare financial statement expense information; and

    (xxi) perform the recordkeeping, reporting and other tasks required to be performed by the Trust's administrator as specified in the various procedures adopted by the Board; provided, that Forum need not perform any such task except upon 60 days notice.

      (c) Forum shall provide such other services and assistance relating to the affairs of the Trust as the Trust or an Adviser may, from time to time, reasonably request.

      (d) Forum shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the Act and Rule 31a-1 thereunder. The books and records pertaining to the Trust that are in possession of the Administrator shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Administrator's normal business hours. Upon the reasonable request of the Trust, copies of any such

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books and records shall be provided promptly by the Administrator to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor to any of the Administrator's obligations under this Agreement, the Administrator shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by the Administrator under this Agreement.

      SECTION 3.  STANDARD OF CARE

      The Administrator shall give the Trust the benefit of its best judgment and efforts in rendering its services to the Trust and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, the Administrator against any liability to the Trust or to the security holders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties under this Agreement.

      SECTION 4.  EXPENSES

      The Trust shall be responsible for and assumes the obligation for payment of all of its other expenses, including: (a) the fee payable under Section 5 hereof; (b) the fees payable to the Adviser under an agreement between the Adviser and the Trust; (c) expenses of issue, repurchase and redemption of Shares; (d) interest charges, taxes and brokerage fees and commissions, including the fees and commissions of introducing brokers; (e) premiums of insurance for the Trust, its trustees and officers and fidelity bond premiums;
(f) fees, interest charges and expenses of third parties, including the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (g) fees of pricing, interest, dividend, credit and other reporting services; (h) costs of membership in trade associations; (i) telecommunications expenses; (j) funds transmission expenses; (k) auditing, legal and compliance expenses; (l) costs of forming the Trust and maintaining its existence; (m) costs of preparing and printing Trust's Prospectuses, subscription application forms and shareholder reports and delivering them to existing shareholders; (n) expenses of meetings of shareholders and proxy solicitations therefor; (o) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares of the Trust and of preparing tax returns; (p) costs of reproduction, stationary and supplies and postage; (q) fees and expenses of the Trust's trustees; (r)

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compensation of the Trust's officers and employees who are not employees of the
Adviser or the Administrator or their respective affiliated persons and costs of other personnel (who may be employees of the Adviser, Forum or their respective affiliated persons) performing services for the Trust; (s) costs of Board, Board committee, shareholder and other corporate meetings; (t) SEC registration fees and related expenses; (u) state or foreign securities laws registration fees and related expenses; and (v) all fees and expenses paid by the Trust in accordance with any distribution plan adopted pursuant to Rule 12b-1 under the Act or under any shareholder service plan or agreement.

      SECTION 5.  COMPENSATION

      (a) For the administrative services provided by the Administrator pursuant to this Agreement, the Trust shall pay the Administrator, with respect to each of the Funds, a fee at an annual rate equal to the amount set forth in Schedule B hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Upon the termination of this Agreement, the Trust shall pay to the Administrator such compensation as shall be payable prior to the effective date of such termination. Fees will begin to accrue for each Fund on the latter of the effective date of this agreement or the date of commencement of operations of the Fund.

      (b) Notwithstanding anything in this Agreement to the contrary, the Administrator and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of services on behalf of the Funds in accordance with any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Act, (ii) the provision of shareholder support or other services or (iii) service as a trustee or officer of the Trust.

      SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

      (a) This Agreement shall become effective with respect to each Fund on the date on which the Trust's Registration Statement relating to the Shares of the Fund become effective.

      (b) This Agreement shall continue in effect for twelve months and, thereafter, shall be in effect indefinitely.

      (c) Nothwithstanding the provisions of the foregoing paragraph (b), this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on not less than 60 days' written

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notice to the Administrator or (ii) by the Administrator on not less than 60 days' written notice to the Trust. The obligations of sections 3, 4, and 5 shall survive this Agreement.

      (d) This Agreement and the rights and duties under this Agreement shall not be assignable by either the Administrator or the Trust except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

      SECTION 7.  ACTIVITIES OF ADMINISTRATOR

      Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Administrator's right, or the right of any of its officers, directors or employees (whether or not they are a trustee, officer, employee or other affiliated person of the Trust) to engage in any other business or to devote time and attention to the Administration or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

      SECTION  8.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

      The trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Administrator agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Administrator's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust, the shareholders of the Funds, or any Fund other than the Fund to which the Administrator's rights or claims relate.

      SECTION 9.  MISCELLANEOUS

      (a) Except for the Schedules, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Trust.

      (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion

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or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

      (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

      (f) The terms "vote of a majority of the outstanding voting securities," "interested person," and "affiliated person" shall have the meanings ascribed thereto in the Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                          THE HIGHLAND FAMILY OF FUNDS


                                Robert Lamb III
                                _______________________________
                                Robert Lamb III
                                   President


                                FORUM ADMINISTRATIVE
                                 SERVICES, LLC


                                 John Y. Keffer
                                 _______________________________
                                 John Y. Keffer
                                   President


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                          THE HIGHLAND FAMILY OF FUNDS
                            ADMINISTRATION AGREEMENT


                                   SCHEDULE A
                               FUNDS OF THE TRUST
                              AS OF MARCH 14, 1997


                              Highland Growth Fund
                        Highland Aggressive Growth Fund



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                                   SCHEDULE B

                               FEES AND EXPENSES

(I)   ADMINISTRATION SERVICE FEES

                                            Fee as a % of the Annual
                  Fund                              Average
                                          Daily Net Assets of the Fund

          Highland Growth Fund             0.10% on the first $100 million
    Highland Aggressive Growth Fund       of each Fund's average daily net
                                                    assets
                                                     plus
                                            0.05% on the balance of each
                                          Fund's average daily net assets


      Note 1. Notwithstanding the table above, the minimum fee per Fund shall be $3,334 per month subject to the accrual provisions set forth in
      Section 5(a).


(II)  OTHER FEES

Preparation of Federal income tax return,              $1,800
including any extenstions or amendments.

Preparation and execution of excise tax return,        $1,000
including any extensions or amendments




Preparation and filing of a document with the        $200 plus (i) $5/text page
SEC in electronic format                                        and
                                                        (ii) $15/tabular page